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                                                                       EXHIBIT 6



                             STOCK OPTION AGREEMENT

         THE SECURITIES REPRESENTED BY THIS STOCK OPTION AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER THESE SECURITIES NOR THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.


         This Stock Option Agreement (this "Option") is entered into as of this 5th day of February, 2003 by and between BDO Seidman, LLP, a New York registered limited liability partnership ("BDO"), and WAG Holdings, LLC (the "Grantor").

         WHEREAS, in consideration of the execution and delivery by BDO of an Assignment Agreement as of the date hereof pursuant to which BDO has assigned all of its right, title and interest in and to BDO's accounts receivables due from Paladyne Corp., a Delaware corporation (the "Company"), Grantor desires to enter into this Agreement to give BDO an option to acquire shares of the common stock of the Company.

         NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto agree as follows:

         1. GRANT OF OPTION. Grantor hereby grants BDO the right to purchase from Grantor, at any time after the date hereof and on or before 5:00 p.m., New York Time, on the fifth anniversary of the date hereof (the "Expiration Date"), that number of fully paid and nonassessable shares of the common stock of the Company, as shall be determined in accordance with the provisions of Section 3 hereof, at an exercise price determined in accordance with the provisions of Section 2 hereof.

         2. EXERCISE PRICE. The exercise price per Option Share (the "Exercise Price") shall be equal to the average closing price of the Company's common stock on the OTC Bulletin Board over the five trading days commencing on the first trading day following the effectiveness of the reverse split (the "Reverse Split") of the common stock of the Company referred to in that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of January 9, 2003, by and among the Company, Glen H. Hammer, WAG Holdings, LLC and A. Randall Barkowitz (the fifth such trading day is referred to herein as the "Price Determination Date"). For the purposes of this Agreement, the term "trading day" shall mean a day that sales of equity securities are effected over the OTC Bulletin Board, regardless of whether any shares of the Company are traded on such day.

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         3.       EXERCISE OF OPTION, ETC.

                  3.1. Number of Option Shares for Which Option is Exercisable. The number of shares of the Company's common stock for which this Option may be exercised at any time on or before the Expiration Date shall be 50,000 (the "Option Shares"), subject to any adjustments provided in Section 4 hereof.

                  3.2 Procedure for Exercise of Option. This Option may be exercised in whole or part for any number of remaining Option Shares by delivering an exercise notice to the Grantor, in accordance with Section 5, along with a check, payable to the order of the Grantor, or a wire transfer of funds, in an amount equal to the then aggregate Exercise Price with respect to the Option Shares as to which this Option is then being exercised. Upon receipt by the Grantor of BDO's exercise notice, the Grantor shall, as promptly as practicable, and in any event within five business days thereafter, cause to be delivered to BDO, subject to compliance with applicable law and the terms of this Option, a certificate or certificates, as BDO may direct, representing such Option Shares. Each certificate so delivered shall be in such denomination as may be requested by BDO. The Grantor shall pay all expenses, taxes (other than income taxes) and other charges payable in connection with the preparation, execution and delivery of certificates pursuant to this Section 3.2, except that, in case such certificates shall be registered in a name or names other than the name of BDO, funds sufficient to pay all transfer taxes which shall be payable upon the execution and delivery of such certificate or certificates shall be paid by BDO to the Grantor at the time of delivering this Option to the Grantor as mentioned above.

                  3.3. Transfer Restriction Legend. Any certificate for Option Shares initially issued upon exercise of this Option, unless at the time of exercise such Option Shares are registered under the Securities Act of 1933, as amended (the "Securities Act"), shall bear the following legend on the face thereof:

                  "These securities have not been registered under the Securities Act of 1933, as amended, or under any state securities laws and may be offered, sold or transferred only if registered pursuant to the provisions of such laws, or if an exemption from such registration is available."

                  3.5. Investment Representation. BDO, by acceptance hereof, to the extent required by applicable law, acknowledges that this Option and, upon exercise, the Option Shares, are being acquired solely for BDO's own account and not as a nominee for any other party, and for investment, and BDO covenants and agrees that it will not offer, sell, transfer, assign or otherwise dispose of this Option or the Option Shares issued upon exercise hereof, except under circumstances that will not result in a violation of the Securities Act or any relevant state securities or blue sky laws.

                  3.6. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Option. With respect to any fraction of a share called for upon any exercise hereof, the Grantor shall pay to BDO an amount in cash equal to such fraction multiplied by the then current market value of such share.


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         4.       ANTI-DILUTION.

         (a) The Exercise Price and the number and type of securities that may be purchased pursuant to this Option are subject to adjustment from time to time as provided in this Section 4. Upon each adjustment of the Exercise Price in accordance with this Section 4, BDO shall be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Option Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Option Shares purchasable immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         (b) In the event that, at any time during prior to the Expiration Date, the Company shall (i) subdivide the number of outstanding shares of the Company's common stock into a greater number of shares, (ii) combine the number of outstanding shares of the Company's common stock into a lesser number of shares, or (iii) declare, order, pay or make a dividend or other distribution to holders of shares of the Company's common stock payable in shares of common stock of the Company, then, in each such case, the Exercise Price in effect immediately prior to such event shall be adjusted to an adjusted Exercise Price in accordance with the following formula:

                                   X = A*(Y/Z)

where:

         X = the adjusted Exercise Price;

         Y = the number of shares of common stock of the Company outstanding immediately prior to such event;

         Z = the number of shares of common stock of the Company outstanding immediately following such event; and

         A = the Exercise Price in effect immediately prior to such event.

Such adjustment shall become effective immediately following the effective date of such event or, in the event of a dividend or other distribution, on the date such dividend or distribution is made.

         (c) In the event that, at any time prior to the Expiration Date, the Company shall effect (i) any reorganization or reclassification of equity securities of the Company (other than as set forth in Section 4(a) above), (ii) any merger or consolidation of the Company with another Company, (iii) any sale, lease, license or other conveyance of all or substantially all of the assets of the Company, (iv) any liquidation or dissolution of the Company, or (v) any other transaction which is to be effected in such a manner that, as a result of such transaction, the holders of equity securities of the Company shall be entitled to receive securities, property or other consideration (including, without limitation, cash) (each, a "Fundamental Change Transaction"), then lawful and adequate provision shall be made whereby BDO shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Option, and in lieu


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of the Option Shares purchasable immediately prior to such Fundamental Change
Transaction upon the exercise of this Option, such securities, property or consideration (including, without limitation, cash) as may be issuable or payable with respect to or in exchange for a number of shares of common stock of the Company equal to the Option Shares purchasable immediately prior to such Fundamental Change Transaction upon the exercise of this Option. In any such case, appropriate provision shall be made with respect to the rights and interests of BDO so that the provisions hereof (including, without limitation, the provisions for adjustments of the Exercise Price and the number of Option Shares purchasable upon the exercise of this Option) shall thereafter be applicable as nearly as may be reasonably possible in relation to such securities, property or consideration deliverable to BDO upon exercise of this Option.

         (d) Upon the occurrence of any event requiring an adjustment of the Exercise Price pursuant to this Section 4, then and in each case, Grantor shall deliver to BDO a notice stating the adjusted Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Option Shares issuable upon exercise of this Option, setting forth in detail the method and calculation thereof and the facts upon which such calculation is based.

         (e) If any event occurs as to which the provisions of this Section 4 are not applicable or if strictly applicable would not fairly protect the exercise rights of BDO in accordance with the intent and principle of such provisions, then Grantor and BDO shall make such adjustments, if any, on a basis consistent with such intent and provisions as may be necessary to preserve the rights of BDO.

         5. NOTICES. Any notice or demand which is required or provided to be given under this Option shall be deemed to have been sufficiently given to and received by a party for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two days after being sent by overnight delivery providing receipt of delivery, to the address of such party shown on the signature page hereto, or at any other address designated by such party to the other party in writing.

         6. NO RIGHTS AS STOCKHOLDER. This Option in and of itself shall not entitle BDO to any voting rights or other rights as a stockholder of the Company.

         7. REPRESENTATIONS AND WARRANTIES OF COMPANY. Grantor hereby represents and warrants to BDO that:

                           (i) Absence of Conflicts. Neither the execution, delivery and performance of this Option by Grantor, nor the consummation of the transactions contemplated hereby, nor compliance by Grantor with any of the provisions hereof, will (with notice or lapse of time or both) (a) violate, conflict with, or result in a breach of any provision of, constitute a default under, or permit or result in the termination of, acceleration of any obligation under, or creation of a lien under any of the terms, conditions or provisions of, any indenture, license, sublicense, agreement or instrument to which Grantor is a party or by which any of Grantor's assets are bound, or
         (b) violate or conflict with any law, rule, regulation, judgment, ruling, order, writ, injunction or decree applicable to Grantor or any of Grantor's properties or assets.


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                           (ii)     Authorization of Agreements, Etc. Each of
         (A) the execution and delivery by the Grantor of this Option, (B) the performance by the Grantor, and (C) the issuance, sale and delivery of this Option by Grantor has been duly authorized by the Grantor.

                           (iii) Validity. This Option has been duly executed and delivered by the Grantor and constitutes the legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms. Grantor shall use Grantor's best efforts to ensure that all Option Shares that may be transferred to BDO upon the exercise of this Option shall be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens and charges.

         8.       ARBITRATION

                  (c) Except as provided in this Option, if any dispute, controversy or claim arises in connection with the performance or breach of this Option, either BDO or the Grantor may, upon written notice to the other party, request facilitated negotiations. Such negotiations shall be assisted by a neutral facilitator acceptable to both parties and shall require the best efforts of the parties to discuss with each other in good faith their respective positions and, respecting their different interests, to finally resolve such dispute. Each party may disclose any facts to the other party or to the facilitator that it, in good faith, considers necessary to resolve the dispute. However, all such disclosures shall be deemed in furtherance of settlement efforts and shall not be admissible in any subsequent litigation against the disclosing party. Except as agreed by both parties, the facilitator shall keep confidential all information disclosed during negotiations. The facilitator shall not act as a witness for either party in any subsequent arbitration between the parties. Such facilitated negotiations shall conclude within sixty
(60) calendar days from receipt of the written notice unless extended by mutual consent. The parties may also agree at any time to terminate or waive facilitated negotiations. The costs incurred by each party in such negotiations shall be borne by such party; the fees and expenses of the facilitator, if any, shall be borne equally by the parties.

                  (d) Except as provided in this Option, if any dispute, controversy or claim arises in connection with the performance or breach of this Option and cannot be resolved by facilitated negotiations (or the parties agree to waive that process) then such dispute, controversy or claim shall be settled by arbitration in accordance with the laws of the State of Delaware and the then current Commercial Rules of the American Arbitration Association ("AAA"), except that no pre-hearing discovery shall be permitted unless specifically authorized by the arbitration panel, and shall take place in the State of New York, unless the parties agree to a different locale. Such arbitration shall be conducted before an arbitrator selected by the AAA. The arbitration panel shall have no authority to award non-monetary or equitable relief, and any monetary award shall not include punitive damages. The confidentiality provisions applicable to facilitated negotiation shall also apply to arbitration. The award issued by the arbitration panel may be confirmed in a judgment by any federal or state court of competent jurisdiction. All reasonable costs of both parties, as determined by the arbitrators, including but not limited to (1) the costs, including reasonable attorneys' fees, of the arbitration; (2) the fees and expenses of the AAA and the arbitrators; and (3) the costs, including reasonable attorneys' fees, necessary to confirm the


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award in court shall be borne entirely by the non-prevailing party (to be designated by the arbitration panel in the award) and may not be allocated between the parties by the arbitration panel. TO THE EXTENT ANY MATTER IS NOT ARBITRABLE HEREUNDER, THE PARTIES MUTUALLY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING TO RESOLVE SUCH MATTER.


         9. GOVERNING LAW. This Option shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without giving effect to its conflicts of laws provisions.

         10. SUBMISSION TO JURISDICTION. BDO and the Grantor each hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which such party may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

         11.      MISCELLANEOUS.

                  (a) Any term of this Option may be amended solely with the written consent of the Grantor and BDO.

                  (b) The headings in this Option are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

                  (c) The Grantor stipulates that the remedies at law of BDO in the event of any default or threatened default by the Grantor in the performance of or compliance with any of the terms of this Option are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.





                            [Signature Page Follows]


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         IN WITNESS WHEREOF, each of the parties hereto has caused this Option to be signed by its duly authorized officer, as of the date first written above.



                                   "GRANTOR"

                                   WAG HOLDINGS, LLC

                                   By:      /s/ William A. Goldstein
                                            -----------------------------------
                                   Name: William A. Goldstein
                                         --------------------------------------
                                   Title:   Manager
                                            -----------------------------------



                                   "BDO"


                                   BDO SEIDMAN, LLP



                                   By:      /s/ Kenneth A. Mooney
                                            -----------------------------------
                                   Name:    Kenneth A. Mooney
                                        ---------------------------------------
                                   Title:   Partner
                                           ------------------------------------


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